SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
VaxGen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

VaxGen, Inc.

1000 Marina Boulevard, Suite 200

Brisbane, California 94005

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 1, 2005

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of VaxGen, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, August 1, 2005 at 9:00 a.m. local time at our corporate offices, 1000 Marina Boulevard, Suite 200, Brisbane, California for the following purpose:

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 40,000,000 shares to 65,000,000 shares.

The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is June 20, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

________________________________

Kevin C. Lee

Secretary

Brisbane, California

June	, 2005

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

2.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

VaxGen, Inc.

1000 Marina Boulevard, Suite 200

Brisbane, California 94005

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

August 1, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of VaxGen, Inc. (sometimes referred to as the “Company” or “VaxGen”) is soliciting your proxy to vote at the Special Meeting of Stockholders. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about June 27, 2005 to all stockholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on June 20, 2005 will be entitled to vote at the Special Meeting. On this record date, there were [29,606,523] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 20, 2005 your shares were registered directly in your name with VaxGen’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 20, 2005 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There is one (1) matter scheduled for a vote:

•	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 40,000,000 shares to 65,000,000 shares.

Of the 40 million shares of VaxGen common stock currently authorized, approximately 38.4 million shares are issued or reserved for future issuance, leaving approximately 1.6 million available shares. VaxGen believes the proposed increase to the number of authorized common shares is necessary to provide sufficient shares to meet its future capital needs. Please see Proposal 1 — Approval of Increase in Number of Authorized Shares of Common Stock on page 7 for additional information.

3.

How do I vote?

You may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person, even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on July 29, 2005 to be counted.

•

To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on July 29, 2005 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from VaxGen. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of June 20, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the amendment to the Company’s Amended and Restated Certificate of Incorporation. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.

4.

Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to VaxGen’s Secretary at 1000 Marina Boulevard, Suite 200, Brisbane, California 94005.
•	You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for this year’s annual meeting?

VaxGen has not yet set an annual meeting date for the current year. VaxGen will provide the stockholders with notice as to when VaxGen will hold its next annual meeting, and will at that time alert the stockholders as to when proposals will be due to be considered for inclusion in the proxy materials. Because the date of the 2005 annual meeting will be more than 30 days from the date of the 2004 annual meeting, for a stockholder proposal to be considered for inclusion in the proxy materials for such annual meeting, your proposal must be submitted in writing within a reasonable time before the Company begins to print and mail the proxy materials. If the proper notice is not given, then the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted towards the vote total and will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve the proposal?

•

To approve the amendment to the Company’s Amended and Restated Certificate of Incorporation, Proposal No. 1 must receive a “For” vote from the majority of the outstanding shares either in person or by proxy. If you do not vote or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were [29,606,523] shares outstanding and entitled to vote. Thus [14,803,262] shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

5.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published by the Company within four days of the Special Meeting via a Current Report on Form 8-K.

6.

PROPOSAL 1

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK

VaxGen’s Board of Directors has adopted, subject to stockholder approval, an amendment to VaxGen’s Amended and Restated Certificate of Incorporation. This amendment would increase the authorized number of shares of VaxGen common stock from 40,000,000 shares to 65,000,000 shares.

As of May 15, 2005, there were 29,606,523 shares of common stock outstanding and held by VaxGen stockholders. In addition to these shares, as of May 15, 2005 there were 8,765,701 shares of common stock reserved for issuance under VaxGen equity incentive plans, options and warrants. Of this number, 4,690,897 shares were reserved for issuance upon exercise of outstanding options that were previously granted under VaxGen’s stock options plans, 2,638,117 shares were reserved for issuance upon exercise of options that may be granted in the future under VaxGen’s stock options plans, 472,356 shares were reserved for issuance under the 2001 Employee Stock Purchase Plan, and 964,331 shares were reserved for issuance upon exercise of outstanding warrants. As such, VaxGen currently has approximately 1.6 million shares of unissued and unreserved common stock available to support its capital needs, and believes that an increase is necessary.

VaxGen expects that its potential business and financial uses for the additional shares will include raising capital, establishing strategic relationships, acquiring other companies, businesses or products, effecting future stock splits, and completing such other transactions that VaxGen’s Board of Directors deems are in VaxGen’s best interest. The additional authorized shares would enable VaxGen to act quickly in response to appropriate opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval.

Currently, VaxGen’s anticipated short-term use of the additional shares is in financing activities to support the costs associated with:

•	large scale bulk manufacturing of rPA102, our anthrax vaccine candidate;
•	development of our proposed smallpox vaccine candidate;
•	new clinical trials of rPA102;
•	possible mergers, acquisitions and product acquisitions; and
•	general corporate purposes, including working capital.

These costs will include staffing to support increased production capacity, clinical trials and pre-approval inventory build-up. VaxGen anticipates that only a portion of the additional shares would be used to finance these costs, and that the majority of the additional shares would remain available for additional future uses. VaxGen has no current plans, arrangements or understandings regarding the issuance of the additional shares that would be authorized pursuant to this proposal.

The additional shares of common stock would have rights identical to the currently outstanding VaxGen common stock. Adoption of the proposed amendment and any issuance of the common stock would not affect the rights of VaxGen stockholders except for effects incidental to increasing the number of shares of the common stock outstanding. Incidental effects may include dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment of VaxGen’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. A form of the proposed certificate of amendment is attached to this proxy statement as Exhibit A.

The affirmative vote of the holders of a majority of the outstanding shares of VaxGen common stock will be required to approve this amendment to VaxGen’s Amended and Restated Certificate of Incorporation, as amended. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board Of Directors Unanimously Recommends

That Stockholders Vote FOR Proposal 1.

7.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of May 15, 2005 by: (i) each director; (ii) the Chief Executive Officer and the Company’s other four most highly compensated executive officers; (iii) two former executive officers; (iv) all executive officers and directors of the Company as a group; and (v) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with RS Investment Management Co. LLC (2) 388 Market Street, Suite 200 San Francisco, CA 94111	1,639,670	5.54%
Entities affiliated with MedCap Management & Research LLC (3) 500 Third Street, Suite 535 San Francisco, CA 94107	1,525,680	5.15%
Genentech, Inc. 1 DNA Way South San Francisco, CA 94080	1,522,354	5.14%
Directors and Executive Officers
Randall L-W. Caudill, Chairman of the Board and Director (4),(5)	82,960	*
Lance K. Gordon, President, Chief Executive Officer and Director (4)	503,591	1.67%
Franklin Berger, Director (4)	16,667	*
Michel Gréco, Director (4)	33,334	*
Myron Levine, Director (4)	5,000	*
Carmen Betancourt, Senior Vice President, Regulatory Affairs & Quality Systems (4)	94,348	*
Marc Gurwith, Senior Vice President, Medical Affairs & Chief Medical Officer (4)	148,827	*
James P. Panek, Senior Vice President, Manufacturing Operations (4)	124,887	*
Piers Whitehead, Vice President, Corporate and Business Development (4)	105,948	*
Donald Francis, former President (4)	311,517	1.05%
Carter Lee, former Senior Vice President, Finance & Administration (4)	141,622	*
All executive officers and directors as a group (12 persons) (6)	1,368,315	4.43%

___________________

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,606,523 shares outstanding on May 15, 2005, adjusted as required by rules promulgated by the SEC.

(2)	RS Investment Management Co. LLC is the parent company of registered investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds

8.

from the sale of, shares of the Company’s common stock. No individual client’s holdings are more than five percent of the outstanding shares of the Company. RS Investment Management, L.P. is a registered investment adviser and a managing member of registered investment advisers. RS Investment Management Co. LLC is the General Partner of RS Investment Management, L.P. George R. Hecht is a control person of RS Investment Management Co. LLC and RS Investment Management, L.P. RS Investment Management Co. LLC, RS Investment Management, L.P. and Mr. Hecht disclaim beneficial ownership of the shares of common stock of the Company, except to the extent of their pecuniary interest therein.

(3)

Consists of 1,038,480 shares held by MedCap Partners, L.P. and 487,200 shares held by MedCap Master Fund, L.P. MedCap Management & Research LLC is the general partner and investment manager of MedCap Partners, L.P. and investment manager of MedCap Master Fund, L.P. C. Fred Toney is managing member of MedCap Management & Research LLC. MedCap Management & Research LLC and Mr. Toney disclaim beneficial ownership of the shares held by MedCap Partners, L.P. and MedCap Master Fund, L.P., except to the extent of their pecuniary interest therein.

(4)

Includes options under the Company’s stock option plans exercisable within 60 days of May 15, 2005 for the following number of shares: Dr. Caudill — 53,817; Dr. Gordon 500,520; Mr. Berger — 16,667; Mr. Gréco— 33,334; Dr. Levine — 5,000; Ms. Betancourt — 91,562; Dr. Gurwith— 135,207; Mr. Panek — 112,914; Mr. Whitehead — 95,625; Dr. Francis — 118,500; Mr. Lee — 141,500, and all executive officers and directors as a group, except Dr. Francis and Mr. Lee — 1,294,447.

(5)

Includes 17,143 shares underlying warrants issued to Dunsford Hill Capital Partners pursuant to an early stage corporate finance advisory engagement. Dr. Caudill is President of Dunsford Hill Capital Partners. Also includes 1,000 shares owned by Dr. Caudill’s wife. Dr. Caudill disclaims beneficial ownership of these 1,000 shares except to the extent of any pecuniary interest therein.

(6)	Excludes shares beneficially held by Donald Francis and Carter Lee, who were not executive officers of the Company at the completion of its fiscal year ended December 31, 2004.

9.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are VaxGen stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to VaxGen, Inc. Investor Relations 1000 Marina Boulevard, Suite 200, Brisbane, California, 94005 or contact VaxGen Investor Relations at 1-877-682-9436. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

10.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

 /s/ Kevin C. Lee
Kevin C. Lee

Secretary

June 10, 2005

11.

EXHIBIT A

PROPOSED

AMENDMENT NUMBER TWO TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VAXGEN, INC.

VAXGEN, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: That, in accordance with Section 141 of the General Corporation Law of the State of Delaware, in a meeting of the Board of Directors of VaxGen, Inc., resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for consideration thereof by the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, by the Board of Directors of the Company that Article 4, Section 4.1 of the Company’s Amended and Restated Certificate of Incorporation is hereby proposed to be amended to read as follows:

“The total number of shares of stock that the corporation is authorized to issue is 85,000,000 consisting of 65,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Amended and Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the Board of Directors.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendment was submitted to the stockholders of said corporation for their consideration and was duly adopted and approved, in accordance with Section 242 of the General Corporation Law of the State of Delaware, at a special meeting of the stockholders.

THIRD: That said amendment was duly adopted in accordance with the provisions in Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said VaxGen, Inc. has caused this certificate to be signed by Lance K. Gordon, its President, and Kevin C. Lee, its Secretary, this ___ day of ________, 2005.

By:_____________________________________

Lance K. Gordon

Attest:_____________________________________

Kevin C. Lee

A-1.

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VAXGEN, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lance K. Gordon and Kevin C. Lee, and each of them, acting in the absence of the other, as Proxies, each with the power to appoint his or her substitute, to represent and to vote all shares of common stock of VaxGen, Inc. (the “Company”), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on August 1, 2005, or at any adjournment thereof.

Shares represented by this proxy will be voted as directed on the reverse by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 (Amendment to Amended and Restated Certificate of Incorporation).

(Continued and to be signed and dated on reverse side)

VAXGEN, INC. 1000 MARINA BOULEVARD, SUITE 200 BRISBANE, CA 94005

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 29, 2005. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 29, 2005. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to VaxGen, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VAXGEN	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAXGEN, INC.

THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSALS

DESIGNATED BELOW. IF NO SPECIFICATION IS MADE, THIS

PROXY WILL BE VOTED FOR ALL OF SUCH PROPOSALS.

Vote on Proposal

		For	Against	Abstain
1.	To approve the amendment to the Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of common stock authorized for issuance from 40,000,000 to 65,000,000.	O	O	O

The undersigned hereby revokes any proxy or proxies given for such shares and ratifies all that said Proxies or their substitutes may lawfully do by virtue of this proxy.

Please date, sign and return promptly in the enclosed envelope. This proxy must be received before the stockholder meeting.

—————————————————— Signature [PLEASE SIGN WITHIN BOX]	————— Date	—————————————————— Signature (Joint Owners)	————— Date